The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA











August 20, 2007
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
the American
Depositary Receipts
each representing Ten
Ordinary Share of
Shanghai Tyre &
Rubber Co. Ltd
(Form F6 File No. 3398830)



Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The
Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one American Depositary Share (the Ratio) as well as the name change to Double Coin
Holdings Limited..

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name and ratio for Shanghai Tyre & Rubber Co. Ltd.

The Prospectus has been revised to reflect the new name and ratio, and has been overstampted with

EFFECTIVE August 14, 2007, THE
COMPANYS NAME HAS CHANGED
TO DOUBLE COIN HOLDINGS LTD.

Please contact me with any questions or
comments at 212 8152476


Joanne Wang
Assistant Treasurer
The Bank of New York Mellon  ADR
Division

Encl.

CC Paul Dudek, Esq. (Office of International
Corporate Finance)